Exhibit No. 4.6
Form SB-2
Buyers United, Inc.

                             STOCK OPTION AGREEMENT

Option for the Purchase of __________ Shares of Common Stock Par Value $0.001

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

     This is to certify that, for value received, ___________ (the "Optionee") is entitled to purchase from BUI, Inc. (the "Company"), on the terms and conditions hereinafter set forth, all or any part of ________ shares ("Option Shares") of the Company's common stock, par value $0.001 (the "Common Stock"), at the purchase price of $____ per share ("Option Price"). Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee, upon presentation and surrender to the Company of the duly executed form of purchase attached hereto accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Company. If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement. Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within 10 business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option Shares as of the date of the surrender of the purchase form.

This option is granted subject to the following further terms and conditions:

     1. This option to purchase _________ common shares shall vest and become exercisable according to the following schedule:

          __________ shares at any time commencing on ________, and will expire on ____________;

          __________ shares at any time commencing on ________, and will expire on ____________;

          __________ shares at any time commencing on ________, and will expire on ____________

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     2.   Non-Compete  Provisions.  In the  event  that  the  employment  of the
          Employee shall terminate by reason of retirement, the rights of the Employee to the Option shall be subject to the conditions that until the Option is exercised, the Employee shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Corporation or any of its direct or indirect subsidiaries, and (b) be available, unless having died, at reasonable times for consultations at the request of the Corporation's management with respect to phases of the business with which actively connected during employment, but such consultations shall not (except in the case of any employee whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is
          not   fulfilled,   the  Employee  shall  forfeit  all  rights  to  any
          unexercised portion of the Option as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chairman, that the Employee is or has engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

     3.   If the Employee's employment terminates:

          (a) By reason of retirement, disability, lack of performance, or for any other reason that may determined at the sole discretion of BUI, Inc. prior to exercise, expiration, surrender cancellation of the Option, the Option shall terminate not later than the end of the Option term, during which period the Option may be exercised only to the extent that it was exercisable on the date of such termination. In the event of the death of the Employee after termination by reason of retirement or disability, the Option shall terminate two years after the date of the Employee's death, during which period the Option may be exercised by the person or persons to whom the Employee's rights shall pass by will or by the applicable laws of descent or distribution to the extent that it was exercisable on the date of the employee's death.

          (b) By reason of death prior to the exercise, expiration, surrender or cancellation of the Option, the Option shall terminate two years after the date of the Employee's death, but not later than the end of the Option term, during which period the Option may be exercised at any time by their person or persons to whom the Employee's rights shall pass by will or by the applicable laws of descent or distribution, regardless of whether the second year of the Option term has commenced.

          (c) Other than by reason of death, retirement or disability prior to the exercise, expiration, surrender or cancellation of the Option, the Option shall terminate forthwith.

          Notwithstanding anything to the contrary in this paragraph, the Option shall terminate forthwith if the Employee's employment terminates within five years from the date hereof.

     4. The Optionee acknowledges that the shares subject to this option have not and will not be registered as of the date of exercise of this option under the Securities Act or the securities laws of any state. The Optionee acknowledges that this option and the shares issuable on exercise of the option, when and if issued, are and will be "restricted securities" as defined in Rule 144 promulgated by the

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          Securities  and  Exchange  Commission  and  must be held  indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements.

     5. The number of Option Shares purchasable upon the exercise of this option and the Option Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement. The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded up to the nearest whole share.

     6. The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems necessary to satisfy any income tax withholding obligation under federal or state law.

     7. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.

     8. This option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised..

     9. The holder of this option, by acceptance hereof, acknowledges and agrees that this option is not transferable by the Optionee except by will or the laws of descent or distribution. The Company may deem and treat the registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     10. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

     11. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Utah, without regard to the principles of conflicts of law thereof.

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     12.  Except as otherwise  provided herein,  this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

     IN WITNESS WHEREOF, the Company has caused this option to be executed by the signature of its duly authorized officer, effective this ___ day of
-----------------.

                                    BUI, Inc.


                                    By____________________________________
                                                President

The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.


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            (Print Name)


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